EXHIBIT 99.2

Monsanto Company
800 North Lindbergh Blvd
St. Louis, Missouri 63167

Second Quarter and First-Half 2005
Supplemental Data
Unaudited

Net sales by
geography*	Second	Second	%	Six	Six	%
($ in millions)	Quarter 2005	Quarter 2004	Change	Months 2005	Months 2004	Change

North America	$1,211	$927	31%	$1,694	$1,469	15%

Latin America	$271	$229	18%	$622	$558	11%

Europe-Africa	$297	$236	26%	$442	$331	34%

Asia-Pacific	$130	$106	23%	$227	$163	39%

TOTAL COMPANY	$1,909	$1,498	27%	$2,985	$2,521	18%

Net trade receivables by	As of	As of
geography*	Feb. 28,	Feb. 29,	Higher/
($ in millions)	2005	2004	(lower)

United States	$879	$968	$(89)

Argentina	$152	$259	$(107)

Brazil	$355	$331	$24

All other countries	$527	$487	$40

TOTAL COMPANY	$1,913	$2,045	$(132)

Gross profit	Second	Second	%	Six	Six	%
($ in millions)	Quarter 2005	Quarter 2004	Change	Months 2005	Months 2004	Change

Corn seed and traits	$407	$292	39%	$536	$412	30%

Soybean seed and traits	$334	$224	49%	$449	$323	39%

All other crops seeds and traits	$34	$24	42%	$73	$40	83%

Roundup and other glyphosate-based herbicides	$137	$98	40%	$291	$254	15%

All other agricultural productivity products	$104	$105	(1)%	$162	$175	(7)%

TOTAL COMPANY	$1,016	$743	37%	$1,511	$1,204	25%

*	Attributed to relevant Monsanto legal entities. For example, a sale from the United States to a customer in Latin America is reported as a U.S. export sale.